As filed with the Securities and Exchange Commission on March 27, 1998
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 URS CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------

         Delaware                                     94-1381538
(State or other jurisdiction of          (I.R.S.  Employer  Identification  No.)
incorporation or organization)

                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                 (415) 774-2700
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                               ------------------

                                 URS Corporation
                            1991 Stock Incentive Plan
                            (Full title of the plan)

                                Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer,
                   Principal Accounting Officer and Secretary
                                 URS Corporation
                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                 (415) 774-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                            Samuel M. Livermore, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111


                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum        Proposed maximum
      Title of each class of                                       offering               aggregate                Amount of
   securities to be registered    Amount to be registered    price per share (1)      offering price (1)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value          1,000,000 shares             $14.3125              $14,312,500               $4,222.19
          $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
 Options to purchase Common Stock     1,000,000 shares               N/A                     N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1). The above calculation is based on the average of the reported high and low prices of the Common Shares on the New York Stock Exchange on March 23, 1998.


                                    URS CORPORATION

                           FORM S-3 REGISTRATION STATEMENT

             CROSS REFERENCE SHEET REQUIRED BY ITEM 501 OF REGULATION S-K
                  FOR THE RESALE PROSPECTUS CONSTITUTING PART I HEREIN


Item Number and Description in
Part I of Form S-3                                     Caption in Prospectus
------------------                                     ---------------------
1.  Forepart of the Registration                       Outside Front Cover Page
    Statement and Outside Front Cover
    Page of Prospectus

2.  Inside Front and Outside Back Cover                Available Information; Incorporation of
    Pages of Prospectus                                Certain Documents by Reference; Table of
                                                       Contents


3.  Summary Information                                Not Applicable

    Risk Factors                                       Risk Factors

    Ratio of Earnings to Fixed Charges                 Not Applicable


4.  Use of Proceeds                                    Use of Proceeds

5.  Determination of Offering Price                    Not Applicable

6.  Dilution                                           Not Applicable

7.  Selling Security Holders                           Selling Shareholders

8.  Plan of Distribution                               Plan of Distribution;
                                                       Outside Front Cover Page

9.  Description of Securities to be                    Not Applicable
    Registered

10. Interests of Named Experts and                     Not Applicable
    Counsel

11. Material Changes                                   Not Applicable

12. Incorporation of Certain Information               Incorporation of Certain Documents by
    by Reference                                       Reference


13. Disclosure of Commission Position on               Not Applicable
    Indemnification for Securities Act
    Liabilities.


                                     PART I

PROSPECTUS

                                1,046,100 Shares

                                       URS
                                   CORPORATION

                                  Common Stock

             This Prospectus relates to the possible resale by certain Selling Stockholders (as defined below) from time-to-time of 1,046,100 shares of the Common Stock, par value $.01 per share (the "Shares"), of URS Corporation, a Delaware corporation (the "Company"), issued upon the exercise of certain stock options. The Shares are listed on the New York Stock Exchange and the Pacific Exchange under the symbol "URS."

             The holders of Shares that may be resold pursuant to this Prospectus are collectively referred to herein as the "Selling Stockholders". If resold, the Shares would be offered for the respective accounts of the Selling Stockholders. Any or all of the Selling Stockholders may be deemed to be affiliates of the Company at the time such shares are offered or sold by them. See "Selling Stockholders". The Company anticipates that if and to the extent any of the Selling Stockholders elect to resell any of the Shares, such Shares would be offered and sold by the Selling Stockholders in ordinary market transactions, in sales pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, either at the then current market prices or in private transactions at such prices as may be obtainable. The Selling Stockholders might be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions, or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will receive none of the proceeds from any sales of Shares by the Selling Stockholders.

                              --------------------


                Prospective investors should review and consider
                 carefully the discussion under "Risk Factors".

                              --------------------

             No underwriter is being utilized in connection with this offering. The costs of registering the Shares under the Securities Act are to be borne by the Company.

                              --------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                  The Date of this Prospectus is March 27, 1998



                                      I-1.

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Shares are listed on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Exchange, Inc. ("PE"). Reports, proxy and information statements and other information concerning the Company also may be inspected at the office of the NYSE, 11 Wall Street, New York, New York, 10005, and at the office of the PE, 301 Pine Street, San Francisco, California 94104.

             No person is authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offerings referred to herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities registered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents, which have been filed by the Company with the Commission (File No. 1-7567), are hereby incorporated by reference in this
Prospectus:

             (1) The Company's Annual Report on Form 10-K for the year ended October 31, 1997;

             (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1997; and

             (3) The description of the Shares contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

             Copies of the above documents (other than exhibits) may be obtained without charge upon written or oral request directed to the Stockholder Relations Department at the Company's principal



                                      I-2.

executive  offices  at  100  California   Street,   Suite  500,  San  Francisco,
California, 94111-4529, telephone (415) 774-2700.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS AND THOSE INCORPORATED BY REFERENCE FROM THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   THE COMPANY

             The Company is a Delaware corporation originally incorporated in 1957. From November 1987 until February 21, 1990, the Company was known as "Thortec International, Inc." Its principal offices are located at 100 California Street, Suite 500, San Francisco, California 94111-4529 and its telephone number is (415) 774-2700.

             The Company offers a broad range of planning, design and program and construction management services to the engineering and architectural services industry. The Company serves public and private sector clients nationwide in two principal markets: infrastructure projects involving transportation systems, institutional and commercial facilities and water resources, and environmental projects involving hazardous waste management and pollution control.


                                  RISK FACTORS

             In addition to the other information included or incorporated by reference in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before making an investment.

Dependence Upon Government Programs and Contracts

             The Company derives more than eighty percent of its revenues from local, state and Federal government agencies. The demand for the Company's services is directly related to the level of funding of government programs that are created in response to public concern with rebuilding and expanding the nation's infrastructure and addressing various environmental problems. The Company believes that the success and further development of its business is dependent, in significant part, upon the continued existence and funding of such programs and upon the Company's ability to participate in such programs. There can be no assurance that public pressure for such programs will continue, that governments will have the available resources to fund such programs (especially in light of the severe budget constraints currently existing at all levels of government), that such programs will continue to be funded even if governments have available financial resources, or that the Company will continue to be awarded contracts under such programs. More than eighty percent of the Company's current and anticipated work is related to government contracts. Some of these contracts are subject to renewal or extension annually, so continued work by the Company under these contracts in future periods is not assured. In addition, contracts with government agencies are subject to termination for convenience of the agency and contracts



                                      I-3.

with government agencies that have adopted Federal Acquisition Regulations are subject to an audit of actual costs incurred and provide for upward or downward adjustment of payments if audited costs differ from billed costs.

Pricing Risks

             The Company's services are billed on either a "cost-plus" or a "fixed-price" basis. Under cost-plus contracts, the rates for the Company's direct and indirect costs are negotiated and fixed before work commences. Under fixed-price contracts, the entire contract price is fixed before work commences. Frequently, the Company submits proposals on extremely complex projects that will be performed over the course of several years, making the accurate forecasting of costs very difficult. In the past, the Company experienced low profit margins or losses on a significant portion of both its cost-plus and fixed-price contracts because overhead and general and administrative costs were excessive and could not be factored into contract proposals. The Company has reduced its overhead and general and administrative costs. However, to the extent the Company does not control overhead, general and administrative and other costs, or underestimates such costs, the Company may have low profit margins, or may incur losses.

Environmental and Professional Liability Exposure;
Adequacy of Insurance Coverage

             A significant part of the Company's business involves the planning, design and program and construction management of a wide variety of complex projects. If problems develop with these projects, either while under construction or after they have been completed, claims may be made against the Company alleging breach of contract or negligence in the performance of its professional services. In addition, the Company's professional services involve the planning, design and program and construction management of waste management and pollution control facilities. Federal laws, such as the Resource Conservation and Recovery Act of 1976 ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and various state and local laws, strictly regulate the handling, removal, treatment and transportation of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as those injured by hazardous substances seek recovery for personal injuries or property damage under common law theories. While the Company does not directly handle, remove, treat or transport toxic or hazardous substances, some of the Company's contracts require the Company to design systems for those functions or to subcontract for or supervise such work. As a consequence, the Company may be exposed to claims for damages caused by environmental contamination arising from projects on which the Company has worked. The Company currently maintains an insurance program which includes self-insurance coverage for primary professional liability and errors and omissions ("E&O") claims and environmental impairment liability claims, excess E&O coverage, and both primary and excess comprehensive general liability insurance coverage, all up to specified coverage limits and with a variety of standard exclusions. While the Company believes that its insurance program currently is adequate, there can be no assurance that the Company can maintain its existing insurance coverage, that insurance coverage will be available under the Company's existing or previous insurance programs with respect to claims made against the Company, or that claims will not exceed the amount of any insurance coverage which is available.


                                      I-4.

Attraction and Retention of Qualified Professionals

             The Company's ability to retain and expand its staff of qualified technical professionals will be an important factor in determining the Company's future success. There is from time to time a shortage of qualified technical professionals in various fields. The market for engineering and environmental professionals is competitive and there can be no assurance that the Company will continue to be successful in its efforts to attract and retain such professionals. In addition, the Company relies heavily upon the experience and ability of its senior executive staff and the loss of a significant portion of such individuals could have a material adverse effect on the Company.

Principal Stockholders; Concentration of Stock Ownership

             A significant portion of the Company's Common Stock is held by a small number of institutional investors. Richard C. Blum & Associates, Inc. ("RCBA Inc."), is the sole general partner of Richard C. Blum & Associates, L.P. ("RCBA L.P."), which is, in turn, the sole general partner of BK Capital Partners I, L.P., BK Capital Partners II, L.P., BK Capital Partners III, L.P. and BK Capital Partners IV, L.P., and the investment advisor to The Common Fund. Accordingly, as of the date of this Prospectus, RCBA Inc. has voting and dispositive control with respect to an aggregate of 2,933,888 shares of Common Stock, or approximately 20% of the outstanding Common Stock. Richard C. Blum, Vice Chairman of the Board of Directors of the Company, is the majority shareholder of RCBA Inc. and directly owns 10,528 shares of Common Stock, is the beneficiary of a Keogh Plan which holds 2,454 shares of Common Stock, and holds options to purchase 10,000 shares of Common Stock, all of which are currently exercisable. In addition, Heartland Advisors, Inc., FMR Corp. and the Company's lender, Wells Fargo Bank, N.A., hold an aggregate of 3,661,744 shares of Common Stock, or approximately 25% of the outstanding Common Stock. A sale by one or more institutional investors of their Common Stock could materially adversely affect the market price of the Common Stock. A significant decline in the price of the Common Stock due to these or other factors might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate or for other stockholders to dispose of their Common Stock.

Volatility; Market for the Shares

             The Shares are listed for trading on the NYSE and the PE. The Shares have been thinly traded, which may have caused substantial fluctuations in the market price of the Shares. Fluctuations in quarterly financial results and general economic conditions such as recessions or high interest rates may also cause the market price of the Shares to fluctuate substantially.

Competition

             The architectural and engineering services industry is highly fragmented and very competitive. As a result, in each specific market area, the Company competes with many engineering and consulting firms, several of which are substantially larger than the Company and which possess greater financial resources. Competition is based upon reputation, quality of service, price, expertise and local presence.




                                      I-5.

                                 USE OF PROCEEDS

             If any of the Shares are resold by the Selling Stockholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Stockholders.


                              SELLING STOCKHOLDERS

             The following table sets forth certain information regarding the Selling Stockholders as of the date of this Prospectus:

                                                                                                Shares to be
                                                No. of                                      Beneficially Owned
Name of                                         Shares                                          after Sale (1)
Beneficial                                      Beneficially              Shares to         ----------------------
Owner                                           Owned (1)(2)               be Sold          Number     Percent (3)
-----                                           ------------              ---------         ------     -----------
Robert L. Costello (4)(5)                          66,319                   62,500            3,819        *
Martin M. Koffel (4)(5)                           594,000                  594,000                0        *
Irwin L. Rosenstein (4)(5)(6)                     182,614                  180,500            2,114        *
Kent P. Ainsworth (4)                             166,300                  158,800            7,500        *
Joseph Masters (4)                                 30,401                   30,300              101        *
Jean-Yves Perez (4)(5)                            138,711                   20,000          118,711        *
------------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all shares owned by such person.

(2) Shares shown in this column include shares of Common Stock currently owned, shares of Common Stock issuable pursuant to presently exercisable options, shares of Common Stock issuable pursuant to options which are exercisable after the date of this Prospectus to October 2000, and currently exercisable stock appreciation rights.

(3) Based upon 14,877,774 shares of Common Stock outstanding as of February 27, 1998 plus any shares of Common Stock under option of the particular Selling Stockholder. Percentages shown after sale are based upon all shares registered hereunder being sold. Asterisks denote ownership of less than one percent.

(4) Either currently holds or has, within the past three years, held a management position with the Company or its subsidiaries.

(5)    Currently members of the Company's Board of Directors.

(6)    Includes 500 shares jointly owned with Lillian Rosenstein.

                  While some or all of the Selling Stockholders listed above may be deemed to be affiliates of the Company, neither the Company nor such Selling Stockholders admit that the persons listed as Selling Stockholders are, in fact, affiliates of the Company.




                                      I-6.

                              PLAN OF DISTRIBUTION

                  It is anticipated that one or more of the Selling Stockholders may offer the Shares in the manner set forth on the cover page of this Prospectus, from time-to-time, through broker-dealers or agents designated by the Selling Stockholders. The costs of any such sales will be borne by the Selling Stockholders. The costs of registering the Shares under the Securities Act are being borne by the Company.




                                      I-7.

                                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION.......................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  2

THE COMPANY.................................................................  3

RISK FACTORS................................................................  3

USE OF PROCEEDS.............................................................  6

SELLING STOCKHOLDERS........................................................  6

PLAN OF DISTRIBUTION........................................................  7





                                      I-8.

                                     PART II

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-41047, 33-61230 AND 333-24063

         The contents of the Registration Statements on Form S-8 Nos. 33-41047, 33-61230 and 333-24063 filed with the Securities and Exchange Commission on June 7, 1991, April 1, 1993, March 31, 1995 and March 27, 1997, respectively, are incorporated by reference herein, with those changes set forth below.

Item 8.  Exhibits.

         Number      Exhibit

         5           Opinion of Cooley Godward LLP

         23.1        Consent of Coopers & Lybrand L.L.P.

         23.2        Consent of Cooley Godward LLP (included in Exhibit 5)

         24 Powers of Attorney of the Company's directors and officers (see Part II, page 5)

         99          1991 Stock Incentive Plan, as amended effective
                     December 18, 1997 (1)

---------------------
(1) Filed as Appendix A to the Company's definitive proxy statement for its 1998 Annual Meeting of Stockholders, filed with the Commission on February 17, 1998 and incorporated herein by reference.



                                      II-1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, URS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 24, 1998.

                                       URS Corporation



                                       By /s/MARTIN M. KOFFEL
                                          --------------------------------------
                                           Martin M. Koffel
                                           Chairman of the Board,
                                           President and
                                           Chief Executive Officer


                                      II-2.

                                POWER OF ATTORNEY


         Each person whose signature appears below hereby appoints Martin M. Koffel and Kent P. Ainsworth, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact deems appropriate.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                               Title                                    Date
---------                               -----                                    ----

/s/Martin M. Koffel                     Chairman of the Board, Chief             March 24, 1998
---------------------------------       Executive Officer, President and
Martin M. Koffel                        Director (Principal Executive
                                        Officer)

/s/Kent P. Ainsworth                    Executive Vice President, Chief          March 24, 1998
---------------------------------       Financial Officer, Principal
Kent P. Ainsworth                       Accounting Officer and Secretary

/s/Irwin L. Rosenstein                  Vice President and Director              March 24, 1998
---------------------------------
Irwin L. Rosenstein

/s/Richard C. Blum                      Director                                 March 24, 1998
---------------------------------
Richard C. Blum

/s/Robert L. Costello                   Director                                 March 24, 1998
---------------------------------
Robert L. Costello

/s/Armen Der Marderosian                Director                                 March 24, 1998
---------------------------------
Armen Der Marderosian

/s/Adm. S. Robert Foley, Jr.            Director                                 March 24, 1998
---------------------------------
Adm. S. Robert Foley, Jr.


                                                       II-3.



Signature                               Title                                    Date
---------                               -----                                    ----

/s/Robert D. Glynn, Jr.                 Director                                 March 24, 1998
---------------------------------
Robert D. Glynn, Jr.

/s/Senator J. Bennett Johnston          Director                                 March 24, 1998
---------------------------------
Senator J. Bennett Johnston

/s/Richard B. Madden                    Director                                 March 24, 1998
---------------------------------
Richard B. Madden

/s/Jean-Yves Perez                      Director                                 March 24, 1998
---------------------------------
Jean-Yves Perez

/s/Richard Q. Praeger                   Director                                 March 24, 1998
---------------------------------
Richard Q. Praeger

/s/Frank S. Waller                      Director                                 March 24, 1998
---------------------------------
Frank S. Waller

/s/William D. Walsh                     Director                                 March 24, 1998
---------------------------------
William D. Walsh

                                                       II-4.

                                  EXHIBIT INDEX

                                                                     Sequential
Number            Exhibit                                              Page No.
------            -------                                             --------

5                 Opinion of Cooley Godward LLP                          17

23.1              Consent of Coopers & Lybrand L.L.P.                    18

23.2              Consent of Cooley Godward LLP
                   (included in Exhibit 5)

24                Powers of Attorney of the
                  Company's directors and officers
                  (see Part II, page 5)

99                1991 Stock Incentive Plan, as amended
                  effective December 18, 1997 (1)

---------------------
(1) Filed as Appendix A to the Company's definitive proxy statement for its 1998 Annual Meeting of Stockholders, filed with the Commission on February 17, 1998 and incorporated herein by reference.



                                      II-5.